Exhibit 5

VORYS Vorys, Sater, Seymour and Pease LLP Legal Counsel	301 East Fourth Street Suite 3500, Great American Tower Cincinnati, OH 45202 513-723-4000 | www.vorys.com Founded 1909

July 19, 2013

United Community Financial Corp.

275 West Federal Street

Youngstown, Ohio 44503

Ladies and Gentlemen:

We have acted as counsel to United Community Financial Corp., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed on July 19, 2013 and as amended thereafter (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the Prospectus filed as a part thereof (the “Prospectus”), relates to the potential resale (the “Resale”) from time to time of 14,706,272 shares of the Company’s common stock, without par value per share (the “Shares”) by the selling shareholders set forth in the prospectus contained in the Registration Statement.

For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, originals or copies of the following:

(a)	an Officer’s Certificate executed by the Secretary of the Company as to certain factual matters (the “Officer’s Certificate”);

(b)	the Articles of Incorporation of the Company and amendments thereto, as certified by the Ohio Secretary of State on July 18, 2013;

(c)	the Code of Regulations, as amended to date, of the Company, the completeness and accuracy of which have been certified to us as part of the Officer’s Certificate;

(d)	the Registration Statement, including the Prospectus;

(e)	a copy of the resolutions adopted by the Company’s Board of Directors in a written action dated July 18, 2013 to approve the Registration Statement and the execution and filing thereof; and

(f)	a Certificate from the Ohio Secretary of State, dated July 18, 2013, with respect to the good standing of the Company.

VORYS

Legal Counsel

United Community Financial Corp.

The opinions set forth below are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed, reproduced or electronic copies and the authenticity of the originals of such latter documents. As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied on oral or written statements and representations of officers and other representatives of the Company and others, including, but not limited to, the statements in the Officer’s Certificate. We have not independently verified such matters. We assume that registration of the Shares for sale under all applicable federal and state securities laws will be accomplished prior to the offer and sale of the Shares.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below and such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions expressed herein are limited solely to (i) the federal laws of the United States of America and (ii) the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “LEGAL MATTERS” in the Prospectus comprising a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.

It is our understanding that this opinion is to be used only in connection with the Resale of the Shares covered by the Registration Statement while the Registration Statement is in effect.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP